UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0818600
(State of Incorporation or Organization)	(IRS Employer Identification No.)
550 West Texas Avenue,
Suite 1300
Midland, Texas 79701
(Address of Principal Executive Offices and Zip Code)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-142315.
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered

Common Stock, par value $.001 per share	New York Stock Exchange
     Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The classes of securities to be registered hereby are the common stock, par value $.001 per share (the “Common Stock”), of Concho Resources Inc., a Delaware corporation (the “Registrant”).
     A description of the Common Stock is set forth under the caption “Description of capital stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-142315) initially filed with the Securities and Exchange Commission on April 24, 2007. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     No exhibits are filed as part of this Registration Statement on Form 8-A.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Concho Resources Inc.
By:	/s/ David W. Copeland
	Name:	David W. Copeland
	Title:	Vice President, General Counsel and Secretary

Date: July 10, 2007